   Exhibit 10.32

Confidential portions of this document indicated by ***** have been omitted and filed separately with the Commission


ALCOA                                        Alcoa Extruded
                                             Construction
                                             Products
                                             Alcoa Extrusions, Inc.
                                             1907 Industrial Park Dr.
                                             Plant City FL 33567 USA
                                             Tel: 1 813 752 4117

March 14, 2001


Mr. Gary Ihrke
Vice President of Operations
Featherlite Trailers
P O Box 320
Cresco IA 52136

Dear Gary,

This letter will serve as confirmation of our agreement finalized today. Alcoa has purchased with your authorization, *****# of aluminum for your extrusion needs during the 2nd half of this year. The extrusions will be purchased and delivered at a base price of $***** per # on solid shapes and $***** per # on hollow shapes. As agreed, any side panels will require a $***** adder. The extrusions will be delivered from our plant in Yankton, South Dakota.

Gary, the above tonnage will complete our *****# agreement for this year. We appreciate your business and look forward to opportunities to expand our partnership with Featherlite Trailers.

Thank you for your business.

Yours truly,

 /s/ Herb Grubbs
Herb Grubbs
Regional Sales Manager


Cc: Bob Roden - Plant City
    Jan Mauch - Yankton
    Craig Lepa - Featherlite